================================================================================

                              AMERICAN TISSUE INC.

                          AMERICAN TISSUE CORPORATION;
                         AMERICAN CELLULOSE MILL CORP.;
                              GILPIN REALTY CORP.;
                     AMERICAN TISSUE MILLS OF OREGON, INC.;
                  AMERICAN TISSUE MILLS OF NEW HAMPSHIRE, INC.;
                    AMERICAN TISSUE MILLS OF WISCONSIN, INC.;
                              TAGSONS PAPERS, INC.;
                    AMERICAN TISSUE MILLS OF NEW YORK, INC.;
                              ENGINEERS ROAD, LLC;
                                   GRAND LLC;
                                  MARKWOOD LLC;
                     AMERICAN TISSUE MILLS OF GREENWICH LLC;
                              UNIQUE FINANCING LLC;
                      AMERICAN TISSUE MILLS OF NEENAH LLC;
                                CORAM REALTY LLC;
                          CALEXICO TISSUE COMPANY LLC;
                              SARATOGA REALTY LLC;
                           100 REALTY MANAGEMENT LLC;
                          PULP & PAPER OF AMERICA LLC;
                              HYDRO OF AMERICA LLC;
                            LANDFILL OF AMERICA LLC;
                              PAPER OF AMERICA LLC;
                              PULP OF AMERICA; AND
                             RAILWAY OF AMERICA LLC


                                  $165,000,000

                 12 1/2% Series A Senior Secured Notes Due 2006

                               Purchase Agreement

                                  July 1, 1999

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION


================================================================================

                                  $165,000,000


                 12 1/2% Series A Senior Secured Notes Due 2006


                             of AMERICAN TISSUE INC.


                               PURCHASE AGREEMENT



                                                                    July 1, 1999


DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION
277 Park Avenue
New York, New York 10005

Dear Ladies and Gentlemen:

     American Tissue Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser") an aggregate of $165,000,000 in principal amount of its 12 1/2% Series A Senior Secured Notes Due 2006 (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined), among the Company, the Guarantors (as defined) and The Chase Manhattan Bank, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined) issuable in exchange therefor are collectively referred to herein as the "Notes." The Notes will be guaranteed (the "Subsidiary Guarantees") by each of the entities listed on Schedule A hereto (each, a "Guarantor" and collectively, the "Guarantors") and each of the entities listed on Schedule B hereto (the "Additional Guarantors"), which Additional Guarantors will become subsidiaries of the Company on the Closing Date. Each of the Additional Guarantors will execute an instrument in substantially the form attached hereto as Exhibit A (the "Joinder Agreement") pursuant to which each of such entities will become a party to this Agreement as a Guarantor (it being understood that upon each such entity executing the Joinder Agreement, such entity shall be deemed to have acknowledged and agreed to be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to a Guarantor as set forth herein and as applied to them and shall be deemed to have agreed to perform all obligations and duties required of a Guarantor as set forth herein). Prior to the execution of the Joinder Agreement by each of the entities listed on Schedule B hereto, the term "Guarantors" as used herein shall refer to all of the subsidiaries listed on Schedule A hereto. Following the execution of the Joinder Agreement on the Closing Date by each of the entities listed on Schedules A and B hereto, the term "Guarantors" as used herein shall include all of the subsidiaries listed on Schedule A hereto. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

     1. Offering Memorandum. The Series A Notes will be offered and sold to the Initial Purchaser pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company and the Guarantors have prepared a preliminary offering memorandum, dated June 8, 1999 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated July , 1999 (the "Offering Memorandum"), relating to the Series A Notes and the Subsidiary Guarantees.

     Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

     "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
     (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH

     ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

     2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, an aggregate principal amount of $165,000,000 of Series A Notes at a purchase price equal to 96.634% of the principal amount thereof (the "Purchase Price").

     3. Terms of Offering. The Initial Purchaser has advised the Company that the Initial Purchaser will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchaser will offer the Series A Notes to Eligible Purchasers initially at a price equal to 96.634% of the principal amount thereof. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit B hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 12 1/2% Series B Senior Secured Notes Due 2006 (the "Series B Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer"), and the Subsidiary Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and to use their commercially reasonable best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer.

     The Notes are being offered and sold by the Company in part to finance the transactions contemplated by that certain Asset Purchase Agreement, dated as of March 24, 1999 (the "Asset Purchase Agreement"), by and among Crown Paper Co., Crown Vantage New Hampshire Electric, Inc. and Berlin Mills Railway, Inc., as sellers (collectively, "Crown"), Pulp & Paper of America LLC ("PPA") and the Company, pursuant to which PPA and/or its designees will, upon the terms and subject to the conditions set forth therein, acquire certain assets of Crown, including, without limitation, the Burgess Pulp Mill in Berlin, New Hampshire and the Cascade Paper Mill in Gorham, New Hampshire (together, the "Berlin-Gorham Mills").

     The Initial Purchaser and its direct and indirect transferees of the Notes will also be entitled to the benefits of the Collateral Documents (as defined in the Indenture) pursuant to which the Company and the Guarantors have agreed, among other things, to grant (i) a first priority security interest in their respective property, plant and equipment as set forth in the Collateral Documents and (ii) a second priority security interest in their respective property, accounts receivable and inventory as set forth in the Collateral Documents, in the case of each of clauses (i) and (ii) subject to certain exceptions and otherwise in accordance with the terms of the Indenture and the Collateral Documents. Certain of such liens will be subject to the lien priorities and other provisions of the Intercreditor Agreements (as defined in the Indenture) and the Collateral Documents.

     This Agreement, the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement and the Collateral Documents are hereinafter sometimes referred to collectively as the "Operative Documents."

     4. Delivery and Payment.

     (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of Cahill Gordon & Reindel at 80 Pine Street, New York, New York 10005, or such other location as may be mutually acceptable to the parties hereto. Such delivery and payment shall be made at 9:00 a.m. New York City time, on July 9, 1999 or at such other time as shall be agreed upon by the Initial Purchaser and the Company. The time and date of such delivery and the payment are herein called the "Closing Date."

     (b) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchaser (or as the Initial Purchaser directs) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchaser of the Purchase Price therefor by wire transfer in immediately available funds to the order of the Company. The Global Note shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

     5. Agreements of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, hereby agrees with the Initial Purchaser as follows:

          (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Company shall use its commercially reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Company shall use its commercially reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. Subject to the Initial Purchaser's compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.

          (c) During such period as in the opinion of counsel for the Initial Purchaser an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchaser and in connection with market-making activities of the Initial Purchaser for so long as any Series A Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum which the Initial Purchaser shall not previously have been advised of and shall have reasonably objected to after being so advised (except to the extent any such amendment or supplement is necessary, in the judgment of counsel to the Company, in order to make the statements in the Offering Memorandum not misleading) and (ii) to prepare promptly upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales (except to the extent any such amendment or supplement requested would, in the judgment of counsel to the Company, render the statements made in the Offering Memorandum, as proposed to be amended or supplemented, misleading).

          (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchaser, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchaser, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchaser and such other persons as the Initial Purchaser may designate such number of copies thereof as the Initial Purchaser may reasonably request.

          (e) Prior to the sale of all Series A Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchaser and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may reasonably request and to continue such qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that none of the Company, any Guarantor, or any parent of the Company shall be required in connection therewith to register or qualify as a foreign corporation or limited liability company in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

          (f) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (g) For a period of five years following the date of this Agreement, to furnish to the Initial Purchaser as soon as available copies of all reports or other communications furnished by the Company or any of the Guarantors to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchaser may reasonably request.

          (h) So long as any of the Series A Notes remain outstanding and during any period in which the Company and the Guarantors are not subject to
     Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

          (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incurred in connection with the performance of the obligations by the Company and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Series A Notes to the Initial Purchaser and pursuant to Exempt Resales, and all other fees or expenses (other than the fees and disbursements of counsel for the Initial Purchaser) in connection with the preparation, printing, filing, if any, and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements) specified in Section 5(b), 5(c) and 5(d) prior to or during the period specified in Section 5(c), including the mailing and delivering of copies thereof to the Initial Purchaser and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs, if any, of copying this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes and the Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees in connection with such registration or qualification and memoranda relating thereto but excluding any fees and disbursements of counsel), (v) the cost of printing certificates representing the Series A Notes and the Subsidiary Guarantees, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System
     - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Subsidiary Guarantees, (viii) the fees and expenses of the Trustee and its counsel in connection with the Collateral Documents and the Intercreditor Agreements, (ix) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (x) any fees charged by rating agencies for the rating of the Notes, (xi) all costs and expenses of the Exchange Offer and any Registration Statement required to be borne by the Company and the Guarantors, as set forth in the Registration Rights Agreement, and
     (xii) all other costs and expenses as set forth in the Engagement Letter dated as of March 1, 1999 by and between the Initial Purchaser and the Company. Notwithstanding the foregoing, other than as set forth in the first sentence of the third paragraph of Section 11, the Company shall not be obligated to pay any fees or disbursements of counsel for the Initial Purchaser.

          (j) To use its commercially reasonable best efforts to effect the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

          (k) To use its commercially reasonable best efforts (i) to obtain the approval of DTC for "book-entry" transfer of the Notes and (ii) to comply in all material respects with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor, or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Notes and the Subsidiary Guarantees (other than (i) the Notes and the Subsidiary Guarantees, (ii) indebtedness under the $100,000,000 credit facility by and among LaSalle Bank National Association, the Company and the Subsidiary Guarantors as contemplated in the Offering Memorandum and (iii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchaser.

          (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchaser or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

          (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Subsidiary Guarantees.

          (o) To cause the Exchange Offer to be made in the appropriate form to permit Series B Notes and guarantees thereof by the Guarantors registered pursuant to the Act to be offered in exchange for the Series A Notes and the related Subsidiary Guarantees and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (p) To comply in all material respects with all of its agreements set forth in the Registration Rights Agreement and the Collateral Documents.

          (q) To use the proceeds received from the sale of the Notes in the manner specified in the Offering Memorandum under the heading "Use of Proceeds."

          (r) Prior to the Closing Date, to furnish to the Initial Purchaser, as soon as practicable after they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Offering Memorandum.

          (s) To use commercially reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Subsidiary Guarantees.

     6. Representations, Warranties and Agreements of the Company and the Guarantors. As of the date hereof, each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, the Initial Purchaser that:

          (a) The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum as of its date and the Closing Date does not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

          (b) Each of the Company and its subsidiaries has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease, license and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or limited liability company, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not
     (i) have a material adverse effect on the business, prospects, condition (financial or otherwise) or results of operations of the Company and the Guarantors, taken as a whole, or (ii) draw into question the validity of this Agreement or any of the other Operative Documents (a "Material Adverse Effect").

          (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights and are free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") created by it or in ---- favor of the Company or any Guarantor. The authorized, issued and outstanding capital stock of the Company is, and as of the Closing Date will be, as set forth under the caption "Capitalization" in the Offering Memorandum and in the financial statements, and the related notes, included in the Offering Memorandum.

          (d) The entities listed on Schedule C-1 hereto are the only subsidiaries, direct or indirect, of the Company on the date hereof. The entities listed on Schedule C-2 hereto are the only subsidiaries, direct or indirect, of the Company on the Closing Date. All of the outstanding shares of capital stock or other equity interests (including, without limitation, membership interests in limited liability companies) of each of the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable, except in the case of the Guarantors that are New York corporations, as provided in Section 630 of the New York Business Corporation Law, are not subject to any preemptive or similar rights, except in the case of Guarantors (other than Gilpin Realty Corp.) that are New York corporations, as provided in Section 622 of the New York Business Corporation Law, and are owned by the Company, directly or indirectly, through one or more subsidiaries, free and clear of any Liens, except for the Liens to be created on the Closing Date by the Collateral Documents.

          (e) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

          (f) The Indenture has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors (assuming the due authorization and execution thereof by the Trustee), the Indenture will be a valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other or similar laws now in effect relating to or affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights of indemnification may be limited by public policy considerations. On the Closing Date, the Indenture will conform (x) as to legal matters, in all material respects, to the description thereof contained in the Offering Memorandum and (y) in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (g) The Series A Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Series A Notes will conform as to legal matters, in all material respects, to the description thereof contained in the Offering Memorandum.

          (h) On the Closing Date, the Series B Notes will have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as
     (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Series B Notes are issued, authenticated and delivered, the Series B Notes will to the extent described in the Offering Memorandum conform as to legal matters, in all material respects, to the description thereof contained in the Offering Memorandum.

          (i) The Subsidiary Guarantee to be endorsed on the Series A Notes by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by such Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought, and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Subsidiary Guarantees to be endorsed on the Series A Notes will conform as to legal matters, in all material respects, to the description thereof contained in the Offering Memorandum.

          (j) The Subsidiary Guarantee to be endorsed on the Series B Notes by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Series B Notes are issued, authenticated and delivered, the Subsidiary Guarantees to be endorsed on the Series B Notes will conform as to legal matters, in all material respects, to the description thereof in the Offering Memorandum.

          (k) The Collateral Documents (other than the Intercreditor Agreements) have been duly authorized by the Company and each of the Guarantors, as applicable, and, on the Closing Date, will have been duly executed and delivered by the Company and the Guarantors, as applicable. When the Collateral Documents have been duly executed and delivered by the

     Company and the Guarantors, as applicable (assuming the due authorization and execution thereof by the Trustee), each of the Collateral Documents will be a valid and binding obligation of the Company and each of the Guarantors, as applicable, enforceable against the Company and each Guarantor, as applicable, in accordance with its terms, except as (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, (C) the application by a court of principles of due process and public policy considerations may limit or restrict the enforceability of certain rights and remedies provided for in the Indenture and the Collateral Documents and (D) rights of indemnification and contribution may be limited by public policy considerations. On the Closing Date, the Collateral Documents will conform as to legal matters, in all material respects, to the description thereof contained in the Offering Memorandum.

          (l) The Intercreditor Agreements have been duly authorized by the Company and each of the Guarantors, as applicable, and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors, as applicable. When the Intercreditor Agreements have been duly executed and delivered, each of the Intercreditor Agreements will (assuming the due authorization and execution by the other parties thereto) be a valid and binding obligation of the Company and each of the Guarantors, as applicable, enforceable against the Company and each Guarantor, as applicable, in accordance with its terms, except as (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, (C) the application by a court of principles of due process and public policy considerations may limit or restrict the enforceability of certain rights and remedies provided for in the Indenture and the Collateral Documents and (D) rights of indemnification and contribution may be limited by public policy considerations. On the Closing Date, the Intercreditor Agreements will conform as to legal matters, in all material respects, to the description thereof contained in the Offering Memorandum.

          (m) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, except as (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights of indemnification and contribution may be limited by federal and state securities laws and public policy considerations. On the Closing Date, the Registration Rights Agreement will conform as to legal matters, in all material respects, to the description thereof contained in the Offering Memorandum.

          (n) Neither the Company nor any of the Guarantors is (i) in violation of its respective charter, by-laws or other organizational document, (ii) to the best knowledge of the Company after due inquiry, in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, that is applicable to the Company or any of the Guarantors or
     (iii) to the best knowledge of the Company after due inquiry, in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Guarantors, taken as a whole, to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors or their respective property is bound (each, a "Contract" and collectively the "Contracts") that, in the case of clauses (i), (ii) and (iii) above, would be reasonably expected, in the aggregate, to have a Material Adverse Effect.

          (o) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations, if any, under this Agreement and the other Operative Documents and to perform its obligations under the Asset Purchase Agreement.

          (p) The execution, delivery and performance of this Agreement and the other Operative Documents (other than the Notes and the Subsidiary Guarantees) by the Company and each of the Guarantors which is a party thereto, the issuance, authentication, sale and delivery of the Series A Notes and Subsidiary Guarantees against payment therefor, and issuance, authentication and delivery of the Series B Notes and the Subsidiary Guarantees thereof in accordance with the Exchange Offer, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, consummation of the transactions contemplated by the Asset Purchase Agreement) will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as will have been obtained by the Closing Date, as may be required under the securities or Blue Sky laws of the various states or filings and recordings with certain governmental bodies to perfect Liens under the Collateral Documents), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or other organizational document of the Company or any of the Guarantors or any Contract to which the Company or any Guarantor is a party, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of the Guarantors or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors or their respective property is bound (other than any Liens created by the Indenture and the Collateral Documents), or (v) result in the termination or revocation of any material Authorization (as defined) of the Company or any of the Guarantors or result in any other impairment of the rights of the holder of any such Authorization, except insofar as any such violation, conflict, default, Lien, termination, revocation or impairment would not reasonably be expected to result in a Material Adverse Effect.

          (q) There are no legal or governmental proceedings pending or, to the best knowledge of the Company after due inquiry, threatened to which the Company or any of the Guarantors is or could be a party or to which any of their respective property is or could be subject, which would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.

          (r) There is no (i) significant unfair labor practice complaint pending or threatened against the Company or any of the Guarantors nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, (ii) significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Guarantors or, to the best knowledge of the Company, threatened against the Company or any Guarantor and (iii) significant strike, labor dispute, slowdown or stoppage is pending against the Company or any of the Guarantors or threatened against the Company or any of the Guarantors, except, in each case of clause (i), (ii) or (iii), such as would not result in a Material Adverse Effect. Neither the Company nor any of the Guarantors has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, which would result in a Material Adverse Effect.

          (s) In the ordinary course of business, the Company and the Guarantors conduct a periodic review of the effect of Environmental Laws (as defined) on the business, operations and properties of the Company and the Guarantors, taken as a whole in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, capital and operating expenditures required for response and corrective actions, closure of properties, permits, licenses and approvals, related constraints on operating activities and all potential liabilities to third parties). On the basis of such review, except as set forth in the Offering Memorandum, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect. Except as described in the Offering Memorandum, to the knowledge of the Company, the Company and the Guarantors are in compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a Material Adverse Effect or which are being contested in good faith by appropriate proceedings by the Company or the Guarantors affected thereby. For the purposes of this Agreement, "Environmental Laws" means any Federal, state and local laws, rules or regulations, any orders, decrees, judgments or injunctions and the common law relating to pollution or protection of human health, safety or the environment, including, without limitation, ambient air, indoor air, soil, surface water, ground water, wetlands, land or subsurface strata to which the Company or the Guarantors are subject, including, without limitation, those relating to releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. For the purposes of this Agreement, "Hazardous Material" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance (including, without limitation, petroleum including crude oil and any fraction thereof, or any petroleum product), subject to regulation under any Environmental Law.

          (t) Each of the Company and the Guarantors has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and the Guarantors is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company and the Guarantors taken as a whole, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, in the aggregate, have a Material Adverse Effect.

          (u) The accountants Arthur Andersen LLP, Holtz Rubenstein & Co., LLP and Ernst & Young LLP have each certified certain of the financial statements, the related notes and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum. Arthur Andersen LLP are, and Holtz Rubenstein & Co., LLP were, independent public accountants with respect to the Company and the Guarantors, as required by the Act and the Exchange

     Act. To the knowledge of the Company, Ernst & Young LLP are independent public accountants with respect to the Berlin-Gorham Mills, as required by the Act and the Exchange Act. The unaudited consolidated historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects, with the requirements applicable to registration statements on Form S-1 under the Act.

          (v) The historical financial statements of the Company and its subsidiaries together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply and such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise disclosed therein; and the other financial and statistical information and data pertaining to the Company and its subsidiaries set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company (except as otherwise noted therein or in the Offering Memorandum).

          (w) The pro forma financial statements, and the related notes, included in the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly, in all material respects, the historical and proposed transactions contemplated by the Offering Memorandum; and such pro forma financial statements comply as to form, in all material respects, with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

          (x) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

          (y) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes will not involve any prohibited transaction within the meaning of Section 406 of ERISA or
     Section 4975 of the Internal Revenue Code of 1986, as amended. The representation made by the Company in the preceding sentence is made solely in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the prospective investors as set forth in the Offering Memorandum under "Notices to Investors."

          (z) Neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, neither the Company nor any Guarantor will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (aa) The present fair salable value of the assets of the Company and the Guarantors exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including the maximum amount of liability that may be reasonably expected to result from contingent liabilities) of each such person as they become absolute and matured. The assets of each of the Company and the Guarantors do not constitute unreasonably small capital to carry out such person's businesses as conducted or as proposed to be conducted. The Company and the Guarantors do not intend to, nor do any of them believe that they will, incur debts beyond their ability to pay such debts as they mature. Upon the issuance of the Series A Notes and the consummation of the other transactions contemplated in the Offering Memorandum, the present fair salable value of the assets of each of the Company and the Guarantors will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) of each such person as they become absolute and matured. The assets of each of the Company and the Guarantors, upon the issuance of the Series A Notes and the consummation of the other transactions contemplated in the Offering Memorandum, will not constitute unreasonably small capital to carry out such person's business as now conducted, including the capital needs of each of the Company and the Guarantors, taking into account the projected capital requirements and capital availability of each of the Company and the Guarantors.

          (bb) Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Notes and Subsidiary Guarantees registered pursuant to any Registration Statement.

          (cc) Neither the Company nor any Guarantor nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          (dd) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole.

          (ee) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

          (ff) When the Series A Notes and the Subsidiary Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Subsidiary Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or the Guarantors that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

          (gg) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Initial Purchaser, as to which the Company and the Guarantors make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (hh) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

          (ii) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to which the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Notes or the Subsidiary Guarantees.

          (jj) The Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (kk) The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (ll) No registration under the Act of the Series A Notes or the Subsidiary Guarantees is required for the sale of the Series A Notes and the Subsidiary Guarantees to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming the accuracy of the Initial Purchaser's representations and warranties and agreements set forth in Section 7 hereof.

          (mm) No "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act, (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition on the Company's or any Guarantor's retaining any rating assigned to the Company, any Guarantor or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor.

          (nn) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchaser as to the matters covered thereby.

          (oo) The Company and each Guarantor has good and marketable title in fee simple to all real property it purports to own, including, without limitation, all Mortgaged Property (as defined in the Indenture) and good and legal title to all personal property it purports to own, including, without limitation, all Collateral (as defined in the Indenture) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, and described in the Offering Memorandum, in each case free and clear of all Liens, except (i) such as are described in the Offering Memorandum, (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (iii) Liens permitted by the Indenture and Collateral Documents; and any real property (including, without limitation, all Mortgaged Property), personal property (including, without limitation, all Pledged Collateral) and buildings held under lease by the Company and each Guarantor are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, personal property and buildings by the Company and each Guarantor, in each case except as described in the Offering Memorandum.

          (pp) The Company and each Guarantor owns or possesses, or has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire or use such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Guarantors has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (qq) The Company and each Guarantor will carry or are covered by insurance issued by insurers of recognized financial responsibility in such amounts and covering such risks for the conduct of its business and the value of their properties as is customary for companies engaged in similar businesses in the areas in which such business is located and, in the case of its properties, as would be maintained by a prudent operator of properties similar in use and configuration to such properties and located in the locality where such properties are located; and neither the Company nor any of the Guarantors (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or
     (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

          (rr) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

          (ss) Except as disclosed in the Offering Memorandum, the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (tt) All material tax returns required to be filed by the Company and each of the Guarantors in any jurisdiction have been filed, other than those filings or failures to have filed being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid or provided for, other than those being contested in good faith and for which adequate reserves have been provided.

          (uu) To the knowledge of the Company and the Guarantors, no action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Series A Notes or the Subsidiary Guarantees, or suspends the sale of the Series A Notes or the Subsidiary Guarantees in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or the Guarantors which would prevent or suspend the issuance or sale of the Series A Notes or the Subsidiary Guarantees in any jurisdiction referred to in Section 5(e).

          (vv) The Collateral Documents, once executed and delivered, will create, in favor of the Trustee for the benefit of the Trustee and the holders of the Notes, a valid and enforceable, and upon filing of financing statements (containing adequate descriptions of the personal property Collateral) or recording of Mortgages (as defined in the Indenture) with the appropriate governmental authorities (including payment of the appropriate filing or recording fees and any applicable taxes) and delivery of the applicable documents to Trustee, a valid and perfected Lien in Collateral consisting of real property and a perfected security interest in Collateral consisting of personal property, having the respective priorities set forth in the Offering Memorandum, but nevertheless, on the Closing Date, superior to and prior to the rights of all third persons other than the holders of Prior Liens (as defined in the applicable Collateral Documents) and thereafter subject to no other Liens except for Permitted Collateral Liens. The enforceability of the obligations of the Company and the Guarantors under the Collateral Documents is subject to the exceptions set forth in Section 6(k) hereof.

          (ww) The Company and each of the Guarantors have reviewed its respective operations and that of its respective subsidiaries to evaluate the extent to which the business or operations of it or its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by such person and its respective subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or times periods occurring prior to January 1, 2000); as a result of such review, the Company and each of the Guarantors do not believe, except as disclosed in the Offering Memorandum, that (A) there are any issues related to this preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Offering Memorandum which have not been accurately described in the Offering Memorandum and (B) the Year 2000 Problem will have a Material Adverse Effect.

          (xx) The Company has delivered to counsel for the Initial Purchaser a true and correct copy of the Asset Purchase Agreement, together with all related agreements and all schedules and exhibits thereto, and there shall have been no material amendments, alterations, modifications or waivers of any of the provisions of any such documents since their respective dates of execution, other than any such amendments, alterations, modifications and waivers as to which the Initial Purchaser has been advised in writing and which would be required to be disclosed in the Offering Memorandum. To the best knowledge of the Company, there exists no event or condition which would constitute a default or an event of default under the Asset Purchase Agreement or such ancillary agreements which would result in a Material Adverse Effect or materially adversely affect the ability of the Company or Pulp & Paper of America LLC to consummate the transactions contemplated thereby.

     The Company and the Guarantors acknowledge that the Initial Purchaser and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

     7. Initial Purchaser's Representations and Warranties. The Initial Purchaser represents and warrants to, and agrees with, the Company and the Guarantors that:

          (a) Such Initial Purchaser is either a QIB or a Regulation S Purchaser, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

          (b) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

          (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series

     A Notes only to, Eligible Purchasers. It further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and (B) Regulation S Purchasers, in each case, that agree that (x) the Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (I) to the Company or any of its subsidiaries,
     (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

          (e) None of such Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes or the Subsidiary Guarantees.

          (f) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (g) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (h) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Series A Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Series A Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

          (i) The Initial Purchaser acknowledges that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

     8. Indemnification.

     (a) The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser, its directors, its officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Initial Purchaser, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company or any Guarantor to any holder or prospective purchaser of Series A Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum; provided that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Initial Purchaser or any other person indemnified under this Section 8(a) to the extent that any such loss, claim, damage, liability or judgment results from the fact that both (A) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of Series A Notes to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum, unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with Section 5(b).

     (b) The Initial Purchaser agrees to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchaser but only with reference to information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchaser shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchaser). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party) (and except in the case of clause (ii) hereof, such counsel shall be reasonably satisfactory to the indemnifying party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. Except as set forth in the immediately preceding sentence, the indemnifying party shall not be liable for any settlement entered into by an indemnified party without the prior written consent, which consent shall not be unreasonably withheld, of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchaser bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Guarantors, and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price of the Series A Notes purchased by it were sold to investors in Exempt Resales exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     9. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct in all material respects on the Closing Date after giving effect to the Transactions, with the same force and effect as if made on and as of the Closing Date.

          (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for the rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Series A Notes (including the Subsidiary Guarantees) than that on which the Series A Notes (including the Subsidiary Guarantees) were marketed.

          (c) The Initial Purchaser shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company, confirming the matters set forth in Sections 9(a), 9(b) and 9(d).

          (d) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition (financial or otherwise) or the earnings, prospects, business, management or operations of the Company and the Guarantors, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of the Guarantors and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in the Initial Purchaser's reasonable judgment, is material and adverse and, in the Initial Purchaser's reasonable judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

          (e) In accordance with the terms of the Indenture, the Initial Purchaser and the Trustee shall have received each of the following documents which shall be reasonably satisfactory in form and substance to the Initial Purchaser, the Trustee and each of their respective counsel with respect to each Mortgaged Property and the Pledged Collateral, as appropriate:

               (i) a Mortgage (as defined in the Indenture) encumbering the Company's or applicable Guarantor's fee interest or leasehold interest, as the case may be, in each Mortgaged Property, duly executed and acknowledged by such owner or holder of the fee interest or leasehold interest constituting each such Mortgaged Property, in form for recording in the appropriate recording office of the political subdivision where such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such UCC-1 financing statements and other similar statements as are contemplated in respect of each such Mortgage by the local counsel opinion referred to in subparagraph (xii) below, and any other instruments necessary to grant the interests purported to be granted by each such Mortgage under the laws of any applicable jurisdiction, which Mortgages and financing statements and other instruments shall be effective to create a Lien on such Mortgaged Property in favor of the Trustee, subject to no Liens other than Prior Liens, as of the Closing Date, and thereafter Permitted Collateral Liens;

               (ii) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be reasonably necessary in order for the owner or holder of the fee interest or leasehold interest to grant the Lien contemplated by the Mortgage with respect to each Mortgaged Property;

               (iii) with respect to each Mortgage, a policy of title insurance (or commitment to issue such a policy) insuring (or committing to insure) the lien of such Mortgage as a valid mortgage lien on the real property and fixtures described therein, with the priority contemplated in the Offering Memorandum, in respect of the Notes in an amount not less than $165.0 million in the aggregate for all such policies combined, and which policy (or commitment) shall (a) be issued by a title company reasonably acceptable to the Initial Purchaser, (b) include such reinsurance arrangements (with provisions for direct access) as shall be acceptable to the Initial Purchaser,
          (c) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel or governmental authorities, which counsel shall be acceptable to the Initial Purchaser, as shall be reasonably requested by the Initial Purchaser (including, without limitation, endorsements or opinion letters on matters relating to usury, first loss, last dollar, zoning, non-imputation, public road access, contiguity (where appropriate), cluster, survey, doing business, and so-called comprehensive coverage over covenants and restrictions) and (d) contain only such exceptions to title as shall be reasonably agreed to by the Initial Purchaser prior to the Closing Date with respect to each such Mortgaged Property;

               (iv) with respect to each Mortgaged Property, within 60 days following the Closing Date, a survey (i) in such form as shall be required by the title insurance company to issue the so-called comprehensive endorsement required under paragraph (iii) hereof and to remove the standard survey exception from such policy (or commitment) and (ii) to the extent commercially reasonable, complying with the minimum detail requirements of the American Land Title Association (as such requirements are in effect on the date of delivery of such survey) certified to the Trustee and dated (or redated) not earlier than twelve months prior to the date of delivery thereof, or if earlier, accompanied by an officers' certificate stating that there have been no material changes to the applicable Mortgaged Property since the date of the survey, unless there shall have occurred any material exterior change in the property affected thereby during such period, in which event such survey shall be dated or redated to a date after the completion of such change, which survey shall locate all improvements, public streets and recorded easements affecting such Mortgaged Property and in such form as shall be required by the title insurance company to issue the so-called comprehensive endorsement required under paragraph (iii) hereof and to remove the standard survey exception from such policy (or commitment);

               (v) policies or certificates of insurance as required by each Collateral Document, which policies or certificates shall bear endorsements of the character required by such Collateral Document;

               (vi) UCC, judgment and tax lien searches confirming that the personal property comprising a part of each Mortgaged Property or the Pledged Collateral is subject to no Liens other than Prior Liens;

               (vii) such affidavits, certificates and instruments of indemnification as shall be required to induce the title insurance company to issue the policy or policies (or commitment) contemplated in subparagraph (iii) above;

               (viii) checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (or checks or wire transfers to the title insurance company in respect of such amounts) due in respect of the execution, delivery or recording of the Mortgages, together with a check or wire transfer for the title insurance company in payment of its premium, search and examination charges, applicable survey costs and any other amounts then due in connection with the issuance of its policies (or commitments);

               (ix) copies of all Leases and Subleases (as defined in the Mortgages), all of which Leases and Subleases shall be satisfactory to the Initial Purchaser;

               (x) a certificate of an officer of the Company made with respect to each applicable Mortgaged Property, in the form of Exhibit C hereto;

               (xi) a certificate of the Company, signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President and the Chief Financial Officer, to the effect that: (a) the Company has performed in all material respects all covenants and agreements described in this Section 9(e) and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder and (b) upon the execution of the Collateral Documents, filings of financing statements under the UCC in all required jurisdictions and recording of the Mortgages in the appropriate recording offices, the Trustee on behalf of the Trustee and holders of Notes will have a valid and perfected lien on the Collateral subject to no Liens, other than Prior Liens; and

               (xii) an opinion from local counsel in California, New Hampshire, New York, Oregon and Wisconsin that shall be substantially in the form of Exhibit D hereto and otherwise reasonably satisfactory to the Initial Purchaser and its counsel in all respects.

          (f) The Initial Purchaser shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of Mandel & Resnik P.C., counsel for the Company and the Guarantors, to the effect that:

               (i) each of the Company and the Guarantors has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as described in the Offering Memorandum and to own, lease, license and operate its properties;

               (ii) each of the Company and the Guarantors is duly qualified and is in good standing as a foreign corporation or limited liability company, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

               (iii) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights and are free and clear of any Liens created by it or in favor of the Company or any Guarantor;

               (iv) all of the outstanding shares of capital stock or other equity interests (including, without limitation, membership interests in limited liability companies) of each of the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable, except, in the case of those Guarantors that are New York corporations, as provided in Section 630 of the New York Business Corporation Law, are not subject to any preemptive or similar rights, except, in the case of Guarantors (other than Gilpin Realty Corp.) that are New York corporations, as provided in Section 622 of the New York Business Corporation Law, and are owned by the Company, to the best knowledge of such counsel, after due inquiry, directly or indirectly, through one or more subsidiaries, free and clear of any Liens, except for Liens to be created on the Closing Date by the Collateral Documents;

               (v) the Series A Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

               (vi) the Subsidiary Guarantees have been duly authorized by each Guarantor and, when the Series A Notes and the Series B Notes are executed and authenticated in accordance with the terms of the Indenture and, in the case of the Series A Notes, when such Series A Notes have been issued and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and, with respect to the Series B Notes, when issued in accordance with the Indenture, the Exchange Offer and the Registration Rights Agreement, the Subsidiary Guarantees executed by the Guarantors and endorsed thereon will be entitled to the benefits of the Indenture and will be valid and binding obligations of each of the Guarantors, enforceable against each such Guarantor in accordance with their terms;

               (vii) the Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and is a valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms;

               (viii) this Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;

               (ix) each of the Collateral Documents (other than the Intercreditor Agreements) has been duly authorized, executed and delivered by the Company and each of the Guarantors to the extent it is a party thereto;

               (x) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and is a valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms;

               (xi) the Series B Notes have been duly authorized by the Company, and when issued, executed and authenticated in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

               (xii) the statements under the captions "Description of Notes" and "Plan of Distribution" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

               (xiii) such counsel is of the opinion ascribed to it in the Offering Memorandum under the caption "Certain United States Federal Income Tax Considerations";

               (xiv) to the best of such counsel's knowledge after due inquiry, neither the Company nor any of the Guarantors is in violation of its respective charter, by-laws or other organizational document and neither the Company nor any of its subsidiaries is (i) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, that is applicable to the Company or any of the Guarantors or (ii) except as disclosed in the Offering Memorandum, in default in the performance of any obligation, agreement, covenant or condition contained in any Contract, that in the case of clauses (i) and (ii) would have a Material Adverse Effect;

               (xv) the Company has the requisite corporate power and authority to execute, deliver and perform each of its obligations under this Agreement and the other Operative Documents to which it is a party and to perform its obligations under the Asset Purchase Agreement and on the Closing Date, the Joinder Agreement (assuming the due authorization, execution and delivery of the Joinder Agreement by each party thereto) will be enforceable against each of the Additional Guarantors in accordance with its terms;

               (xvi) to the best of such counsel's knowledge after due inquiry, the execution, delivery and performance of this Agreement and the other Operative Documents (other than the Notes and the Subsidiary Guarantees) by the Company and each of the Guarantors which is a party thereto, the issuance, authentication, sale and delivery of the Series A Notes and Subsidiary Guarantees, against payment thereof, and the issuance, authentication and delivery of the Series B Notes and the Subsidiary Guarantees thereof in accordance with the Indenture, the Exchange Offer and the Registration Rights Agreement assuming such Series B Notes and Subsidiary Guarantee were issued as of the Closing Date and the consummation of the transactions contemplated hereby and thereby (including, without limitation, consummation of the transactions contemplated by the Asset Purchase Agreement) will not, as of the Closing Date (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained, as may be required under any applicable federal or state securities law or filings and recordings with certain government bodies to perfect Liens under the Collateral Documents), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or other organizational document of the Company or any of the Guarantors or those Contracts listed on Annex A hereto to which the Company or any Guarantor is a party, (iii) violate any existing applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of the Guarantors or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of its subsidiaries or their respective property is bound (other than any Liens created by the Indenture and the Collateral Documents), or (v) result in the termination or revocation of any Authorization of the Company or any of the Guarantors or result in any other impairment of the rights of the holder of any such Authorization, except insofar as any such violation, conflict, default, Liens, termination, revocation or impairment would not reasonably be expected to result in a Material Adverse Effect; provided that counsel's opinion in this paragraph need not address any impact the Company's or any of the Guarantors' actions may have under any financial covenants or tests in the Contracts specified in clause (ii) above, any consequences a default by the Company or any of the Guarantors under the Purchase Agreement, the Registration Rights Agreement or the Indenture may have under any Contract specified in clause (ii) above, or any cross-default provisions in the Contracts specified in the clause (ii) above;

               (xvii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or other governmental authority to which the Company or any Guarantor is a party that is required to be disclosed in the Offering Memorandum and which is not adequately disclosed therein;

               (xviii) to the best of such counsel's knowledge after due inquiry, each of the Company and the Guarantors has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable

          Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. To the best of such counsel's knowledge after due inquiry, each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and to the best of such counsel's knowledge after due inquiry, no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and to the best of such counsel's knowledge after due inquiry, such Authorizations contain no restrictions that are burdensome to the Company and the Guarantors taken as a whole; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect;

               (xix) to the best of such counsel's knowledge after due inquiry, neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, neither the Company nor any Guarantor will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company nor any Guarantor Act of 1940, as amended;

               (xx) to the best of such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Notes and Subsidiary Guarantees registered pursuant to any Registration Statement, except as provided in the Registration Rights Agreement;

               (xxi) assuming the proceeds from the issuance of the Series A Notes are applied as provided in the Offering Memorandum, neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Series A Notes, nor the application of the proceeds therefrom (applied as described in the Offering Memorandum under the caption "Use of Proceeds"), will violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System;

               (xxii) each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date (except for the financial statements and the notes thereto and other financial and accounting data included therein, as to which no opinion need be expressed), complied in all material respects with the informational requirements of Rule 144A(d)(4) under the Act;

               (xxiii) the Indenture complies in all material respects to the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchaser in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA;

               (xxiv) assuming the accuracy of and compliance with the representations and warranties and agreements of the Company, the Guarantors and the Initial Purchasers in the Purchase Agreement, no registration under the Act of the Series A Notes or the Subsidiary Guarantees is required for the sale of the Series A Notes and the Subsidiary Guarantees to the Initial Purchaser as contemplated by this Agreement or for the Exempt Resales;

               (xxv) to the best of such counsel's knowledge after due inquiry, except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

     In addition, such counsel shall state that it has participated in conferences with directors and other representatives of the Company and the Guarantors, representatives of the independent certified public accountants for the Company and the Guarantors, the Initial Purchaser and its representatives and counsel, at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and has not made any independent check or verification thereof (other than as expressly described in paragraphs
(xii) and (xiii) above), during the course of such participation (relying as to materiality to the extent they have deemed appropriate upon the statements of officers and other representatives of the Company and the Guarantors), no facts came to such counsel's attention that caused such counsel to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need express no belief with respect to the financial statements, including the notes thereto, pro forma financial statements and other financial and statistical data included in the Offering Memorandum.

     In rendering such opinion, counsel for the Company and the Guarantors will opine only as to the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States. Such counsel will be permitted to except from its opinions with respect to enforceability: (A) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (B) the effect of general equitable principles, whether such enforceability is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (C) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; (D) with respect to Registration Rights Agreement, rights of indemnification and contribution may be limited by federal and state securities laws and public policy considerations; (E) the unenforceability of any provision requiring the payment of attorney's fees (except to the extent that a court determines such fees to be reasonable) or liquidated damages; (F) compliance with laws relating to permissible rates of interest; and (G) the application by a court of competent jurisdiction of principles of due process and public policy considerations may limit or restrict certain right and remedies provided for in Indenture and/or the Collateral Documents. In determining whether any matters would have a Material Adverse Effect, such counsel may rely on statements of officers and responsible employees and consultants of the Company and/or the Guarantors without independently attempting to verify the accuracy of such statements.

     The opinion of Mandel & Resnik P.C. described in this Section 9(f) shall be rendered to you and the Trustee at the request of the Company and the Guarantors and shall so state therein.

          (g) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser.

          (h) The Initial Purchaser shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Initial Purchaser from each of Arthur Andersen LLP, Ernst & Young LLP and Holtz Rubenstein & Co., LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchaser with respect to the applicable financial statements and certain financial information contained in the Offering Memorandum.

          (i) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

          (j) The Company, the Guarantors and the Trustee shall have executed the Indenture and the Initial Purchaser shall have received an original copy thereof, duly executed by the Company, the Guarantors and the Trustee.

          (k) The Company and the Guarantor shall have executed the Registration Rights Agreement and the Initial Purchaser shall have received an original copy thereof, duly executed by the Company and the Guarantors.

          (l) The Company shall not have failed at or prior to the Closing Date to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

          (m) On the Closing Date, each Additional Guarantor shall have become party to this Agreement as a Guarantor pursuant to the Joinder Agreement.

          (n) The Initial Purchaser shall have received on the Closing Date a copy of the Asset Purchase Agreement (and all amendments or supplements thereto and all related schedules and exhibits thereto) which shall be in form and substance reasonable satisfactory to the Initial Purchaser in all respects.

          (o) The consummation of the transactions contemplated by the Asset Purchase Agreement shall occur on the Closing Date.

          (p) On the Closing Date, all related party debt of the Company and its subsidiaries shall have been assumed by a newly formed indirect parent company of the Company, Super American Tissue Inc. ("Super American Tissue"), as described in the Offering Memorandum, and the terms and conditions of such assumed debt shall be reasonably satisfactory to the Initial Purchaser in all respects.

          (q) On the Closing Date, the Company shall have received at least $20.0 million in aggregate principal amount from a newly formed indirect parent company of the Company and at least $5.0 million in aggregate principal amount from Super American Tissue, in each case as described in the Offering Memorandum, and the terms and conditions of such investments shall be reasonably satisfactory to the Initial Purchaser in all respects.

          (r) On the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Guarantors as they shall have heretofore reasonably requested from the Company and the Guarantors.

     10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchaser by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchaser's judgment, is material and adverse and, in the Initial Purchaser's judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchaser's opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to American Tissue Inc., 135 Engineers Road, Hauppauge, New York 11788
Attention: President and Chief Executive Officer, with a copy to Mandel & Resnik P.C., 220 East 42nd Street, New York, New York 10017, Attention: Nicholas J. Kaiser, Esq., and (ii) if to the Initial Purchaser, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
Syndicate Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: John Schuster, Esq., or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantors, and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the officers or directors of the Initial Purchaser, any person controlling the Initial Purchaser, the Company, any Guarantor, the officers or directors of the Company or any Guarantor, or any person controlling the Company or any Guarantor, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

     If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company and each Guarantor, jointly and severally, agree to reimburse the Initial Purchaser only for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them; provided, further, the Initial Purchaser shall not be entitled to receive any other amount. Notwithstanding any termination of this Agreement, each of the Company and the Guarantors, jointly and severally, shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company and each Guarantor also agree, jointly and severally, to reimburse the Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under this Section 8).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchaser, the Initial Purchaser's directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchaser merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the choice of law rules thereof.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchaser.

                                      Very truly yours,



                                      AMERICAN TISSUE INC.


                                      By: /s/ Nourollah Elghanayan
                                          --------------------------------------
                                          Nourollah Elghanayan
                                          Chairman of the Board


                                      By: /s/ Mehdi Gabayzadeh
                                          --------------------------------------
                                          Mehdi Gabayzadeh
                                          President


                                      AMERICAN CELLULOSE MILL CORP.,
                                      AMERICAN TISSUE CORPORATION,
                                      AMERICAN TISSUE MILLS OF NEW HAMPSHIRE,
                                          INC.,
                                      AMERICAN TISSUE MILLS OF NEW YORK, INC.,
                                      AMERICAN TISSUE MILLS OF OREGON, INC.,
                                      AMERICAN TISSUE MILLS OF WISCONSIN, INC.,
                                      GILPIN REALTY CORP.,
                                      TAGSONS PAPERS, INC.



                                      By: /s/ Nourollah Elghanayan
                                          --------------------------------------
                                            Nourollah Elghanayan
                                            Chairman of the Board


                                      By: /s/ Mehdi Gabayzadeh
                                          --------------------------------------
                                          Mehdi Gabayzadeh
                                          President

                                            100 REALTY MANAGEMENT LLC,
                                            AMERICAN TISSUE MILLS OF GREENWICH
                                              LLC,
                                            AMERICAN TISSUE MILLS OF NEENAH LLC,
                                            CALEXICO TISSUE COMPANY LLC,
                                            CORAM REALTY LLC,
                                            ENGINEERS ROAD, LLC,
                                            GRAND LLC,
                                            HYDRO OF AMERICA LLC,
                                            LANDFILL OF AMERICA LLC,
                                            MARKWOOD LLC,
                                            PAPER OF AMERICA LLC,
                                            PULP & PAPER OF AMERICA LLC,
                                            PULP OF AMERICA LLC,
                                            RAILWAY OF AMERICA LLC,
                                            SARATOGA REALTY LLC,
                                            UNIQUE FINANCING LLC


                                            By: /s/ Nourollah Elghanayan
                                                --------------------------------
                                                Nourollah Elghanayan
                                                Manager


                                            By: /s/ Mehdi Gabayzadeh
                                                --------------------------------
                                                Mehdi Gabayzadeh
                                                Manager




DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION


By: /s/ [ILLEGIBLE]
    -----------------------------------
    Name:
    Title: Managing Director

                                   SCHEDULE A


                                   Guarantors


American Cellulose Mill Corp.
American Tissue Corporation
American Tissue Mills of New Hampshire, Inc.
American Tissue Mills of New York, Inc.
American Tissue Mills of Oregon, Inc.
American Tissue Mills of Wisconsin, Inc.
Gilpin Realty Corp.
Tagsons Papers, Inc.
100 Realty Management LLC
American Tissue Mills of Greenwich LLC
American Tissue Mills of Neenah LLC
Calexico Tissue Company LLC
Coram Realty LLC
Engineers Road, LLC
Grand LLC
Hydro of America LLC
Landfill of America LLC
Markwood LLC
Paper of America LLC
Pulp & Paper of America LLC
Pulp of America LLC
Railway of America LLC
Saratoga Realty LLC
Unique Financing LLC

                                   SCHEDULE B

                              Additional Guarantors


Berlin Mills Railway, Inc.
Crown Vantage-New Hampshire Electric, Inc.

                                  SCHEDULE C-1


                       Subsidiaries as of the Date Hereof


American Cellulose Mill Corp.
American Tissue Corporation
American Tissue Mills of New Hampshire, Inc.
American Tissue Mills of New York, Inc.
American Tissue Mills of Oregon, Inc.
American Tissue Mills of Wisconsin, Inc.
Gilpin Realty Corp.
Tagsons Papers, Inc.
100 Realty Management LLC
American Tissue Mills of Greenwich LLC
American Tissue Mills of Neenah LLC
Calexico Tissue Company LLC
Coram Realty LLC
Engineers Road, LLC
Grand LLC
Hydro of America LLC
Landfill of America LLC
Markwood LLC
Paper of America LLC
Pulp & Paper of America LLC
Pulp of America LLC
Railway of America LLC
Saratoga Realty LLC
Unique Financing LLC

                                  SCHEDULE C-2


                       Subsidiaries as of the Closing Date


American Cellulose Mill Corp.
American Tissue Corporation
American Tissue Mills of New Hampshire, Inc.
American Tissue Mills of New York, Inc.
American Tissue Mills of Oregon, Inc.
American Tissue Mills of Wisconsin, Inc.
Berlin Mills Railway, Inc.
Crown Vantage-New Hampshire Electric, Inc.
Gilpin Realty Corp.
Tagsons Papers, Inc.
100 Realty Management LLC
American Tissue Mills of Greenwich LLC
American Tissue Mills of Neenah LLC
Calexico Tissue Company LLC
Coram Realty LLC
Engineers Road, LLC
Grand LLC
Hydro of America LLC
Landfill of America LLC
Markwood LLC
Paper of America LLC
Pulp & Paper of America LLC
Pulp of America LLC
Railway of Americ LLC
Saratoga Realty LLC
Unique Financing LLC